AIRCRAFT TIME SHARING AGREEMENT

This Aircraft Time Sharing Agreement (the “Agreement”) is made and entered into as of the 16th day of July, 2024 by and between American Electric Power Service Corporation, a corporation organized and existing under the laws of the State of New York ("AEP"), and William J. Fehrman, an individual ("User").

WITNESSETH:

WHEREAS, AEP has rightful possession of the aircraft listed in Appendix A, together with the engines and components installed thereon (the "Aircraft"). The parties acknowledge that Appendix A may be modified from time to time as AEP aircraft are replaced and that updates of Appendix A do not require a full amendment to this Agreement; and

WHEREAS, User desires use of the Aircraft on a limited basis; and

WHEREAS, AEP desires to make the Aircraft available to User with flight crew on a non-exclusive time sharing basis in accordance with §91.501 of the Federal Aviation Regulations ("FARs"); and

WHEREAS, this Agreement sets forth the understanding of the parties as to the terms under which AEP will provide User with the use, on a non-exclusive time sharing basis, of the Aircraft.

NOW THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:

1. Provision of Aircraft and Crew. AEP agrees to provide the Aircraft and flight crew to User on a time sharing basis in accordance with the provisions of §§ 91.501(b)(6), 91.501(c)(1) and 91.501(d) of the FARs. AEP shall provide, at its sole expense, qualified flight crew for all flight operations under this Agreement. User shall be entitled to utilize the Aircraft for a total of up to 80 flight hours per year (excluding deadhead flights). Use in excess of such amount shall be permitted only with the approval of the Chair of the Human Resources Committee (“HRC”) of the Board of Directors of American Electric Power Company, Inc. (“AEP Inc.”) or, if such position exists and is a separate person at such time, AEP Inc.’s Lead Director, provided however, that either may seek the approval of the full HRC at their discretion prior to responding to any such request.

2. Term. The term of this Agreement shall be for a period of one year and shall be automatically extended for additional one-year terms on the same conditions as set forth herein unless earlier terminated as provided for in Section 17.

3. Reimbursement of Expenses. For each flight conducted under this Agreement (including deadhead flights), User shall pay AEP the sum of the expenses of operating each specific flight to the extent permitted by FAR 91.501(d)(1) through FAR 91.501(d)(9) (or the successor thereto), i.e. the sum of the expenses set forth in subsections (a) - (i) below:
(a)    Fuel, oil, lubricants, and other additives;
(b)    Actual travel expenses of the crew, including food, lodging, and ground transportation;
(c)    Hangar, tie-down and security costs away from the Aircraft’s base of operation;
(d)    Insurance obtained for the specific flight;
(e)    Landing fees, airport taxes, and similar assessments;
(f)    Customs, foreign permit, and similar fees directly related to the flight;
(g)    Incremental catering and other food and beverages;
(h)    Passenger ground transportation; and
(i)    Incremental flight planning and weather contract services required for a specific flight under this Agreement.

4. Invoicing and Payment. All payments to be made to AEP by User hereunder shall be paid in the manner set forth in this Section 4. AEP will pay to suppliers, employees, contractors, and governmental entities all expenses related to the operation of the Aircraft hereunder in the ordinary course. As to each flight operated hereunder, AEP shall provide or cause to be provided to User an invoice for the charges specified in Section 3 of this Agreement (plus domestic or international air transportation excise taxes, as applicable, imposed by the Internal Revenue Code), such invoice to be issued within forty-five (45) days after the end of each month for flights performed within such month. User shall pay AEP the full amount of such invoice within thirty (30) days of the date of the invoice. AEP may net the amount of such invoices from amounts payable from AEP to User including payroll or similar payments. In the event AEP has not received supplier invoices for reimbursable charges relating to such flight prior to such invoicing, AEP may issue supplemental invoice(s) for such charge(s) to User, and User shall pay such charge(s) within thirty (30) days of the date of each supplemental invoice.

5. Flight Requests. User will provide AEP with flight requests and proposed flight schedules as far in advance as possible, and in any case at least twenty-four (24) hours in advance of User’s desired departure, except in urgent or emergency situations. Flight requests shall be in a form, whether oral or written, mutually convenient to and agreed upon by the parties. AEP shall notify User as to whether or not the requested use of the Aircraft can be accommodated. AEP's prior planned utilization of the Aircraft will take precedence over User's use and an Aircraft may not be available due to maintenance, operational considerations, crew scheduling or other considerations. AEP shall have sole and exclusive authority over the scheduling of the Aircraft. AEP shall not be liable to User or any other person for loss, injury, or damage occasioned by the delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason. In addition to requested schedules and departure times, User shall provide at least the following information for each proposed flight reasonably in advance of the desired departure time as required by AEP or its flight crew:
(a)    departure point;
(b)    destination;
(c)    date and time of flight;

(d)    number and identity of anticipated passengers (which shall always include User, whether or not there will be additional guests);
(e)    nature of any unusual luggage and/or cargo expected to be carried;
(f)    date and time of return flight, if any;
(g)     the purpose of the trip, which may include, for example, entertainment, visiting family, travel for business other than that of AEP, attending a funeral or seeking medical care; and
(h)    any other information concerning the proposed flight that may be pertinent to or required by AEP or its flight crew.

6. Operational Authority and Control. AEP shall be responsible for the physical and technical operation of the Aircraft used under this Agreement and shall retain full authority and control including exclusive operational control and possession of such Aircraft at all times during the use of Aircraft under this Agreement. In accordance with applicable FARs, the qualified flight crew provided by AEP will exercise all required duties and responsibilities in regard to the safety of each flight conducted hereunder. The pilot-in-command shall have absolute discretion in all matters concerning the preparation of an Aircraft used under this Agreement for flight and the flight itself, the load carried and its distribution, the decision whether or not a flight shall be undertaken, the route to be flown, the place where landings shall be made, and all other matters relating to operation of an Aircraft under this Agreement. User specifically agrees that the flight crew shall have final and complete authority to delay, divert or cancel any flight for any reason or condition which in the sole judgment of the pilot-in-command could compromise the safety of the flight, and to take any other action which in the sole judgment of the pilot-in-command is necessitated by considerations of safety. No such action of the pilot-in-command shall create or support any liability to User or any other person for loss, injury, damage or delay. The parties further agree that AEP shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement, including, for example when such failure is caused by government regulation or authority, mechanical difficulty or breakdown, war, terrorism, civil commotion, strikes or labor disputes, weather conditions, acts of God, or other circumstances beyond AEP’s reasonable control. User agrees that AEP's operation of aircraft under this Agreement shall be strictly within the guidelines of the AEP's Flight Operations Department manual and FAR Part 91.

7. Aircraft Maintenance. AEP shall, at its own expense, cause the Aircraft to be inspected, maintained, serviced, repaired, overhauled, and tested in accordance with FAR Part 91 so that the Aircraft will remain in good operating condition and in a condition consistent with its airworthiness certification. Performance of maintenance, preventive maintenance or inspection shall not be delayed or postponed for the purpose of scheduling the Aircraft unless such maintenance or inspection can safely be conducted at a later time in compliance with applicable laws, regulations and requirements, and such delay or postponement is consistent with the sound discretion of the pilot-in-command. In the event that any maintenance is required that will interfere with User's requested or scheduled flights, AEP or AEP's pilot-in-command, shall notify User of the maintenance required, the effect on the ability to comply with User's requested or scheduled flights and the manner and time and date in which the parties may later conduct such flight(s), if at all.

8. Insurance. AEP will maintain or cause to be maintained in full force and effect throughout the term of this Agreement Aviation Liability insurance in respect of the Aircraft listed in Appendix A in an amount at least equal to $200 million combined single limit for bodily injury to or death of persons (including passengers) and property damage liability (limits may be met with a combination of Excess Liability limits that attach to an Aviation Liability policy). AEP shall (i) make reasonable efforts to provide for thirty (30) days prior written notice to User before any lapse, alteration, termination or cancellation of insurance shall be effective as to User, (ii) request provisions whereby the insurer(s) irrevocably and unconditionally waive all rights of subrogation they may have or acquire against User, (iii) include User as an additional insured, and (iv) have insurer include a cross-liability clause to the effect that such insurance, except for the limits of liability, shall operate to give User the same protection as if there were a separate policy issued to the User.

9. Use of Aircraft. (a) User warrants that:

    (i) User will use the Aircraft under this Agreement for and only for User’s own account, including the carriage of his or her guests, and will not use, or hold out the use of, the Aircraft for the purpose of providing transportation of passengers or cargo for compensation or hire;
    (ii) User will not permit any lien, security interest or other charge or encumbrance to attach against the Aircraft as a result of his or her actions or inactions, and shall not convey, mortgage, assign, lease or in any way alienate the Aircraft or AEP's rights hereunder; and
    (iii) During the term of this Agreement, User will abide by and conform to, and will cause all passengers to abide by and conform to, all such laws, governmental and airport orders, rules, and regulations as shall from time to time be in effect relating in any way to the operation or use of the Aircraft.

(b) User's use shall include the use of the Aircraft by his or her family, friends and guests (including spouses, children, parents, employees, etc.) provided they accompany User on the flight and the terms of the use by such other individuals is consistent with the FARs.

10. Limitation of Liability. NEITHER AEP (NOR ITS AFFILIATES, EMPLOYEES, OFFICERS, DIRECTORS, AGENTS OR REPRESENTATIVES) MAKES, HAS MADE OR SHALL BE DEEMED TO MAKE OR HAVE MADE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO ANY AIRCRAFT TO BE USED HEREUNDER OR ANY ENGINE OR COMPONENT THEREOF INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, AIRWORTHINESS, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR TITLE. USER AGREES THAT ITS SOLE RECOURSE AND EXCLUSIVE REMEDY FOR ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED

SHALL BE SUCH PROCEEDS TO WHICH USER IS ENTITLED FROM THE INSURANCE PROVIDED BY AEP UNDER THIS AGREEMENT. USER HEREBY WAIVES ON BEHALF OF USER AND HIS OR HER HEIRS, EXECUTORS, SUCCESSORS, AND ASSIGNS OF ANY KIND WHATSOEVER ANY RIGHT TO RECOVER ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED HEREBY EXCEPT AS SPECIFICALLY PROVIDED IN THE PRECEDING SENTENCE. IN NO EVENT SHALL AEP BE LIABLE FOR OR HAVE ANY DUTY FOR INDEMNIFICATION OR CONTRIBUTION TO THE OTHER PARTY FOR ANY CLAIMED INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, OR FOR ANY DAMAGES REGARDLESS OF WHETHER IT KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGE, LOSS OR EXPENSE. The provisions of this Section 10 shall survive the termination or expiration of this Agreement.

11. Base of Operations. For purposes of this Agreement, the base of operation of the Aircraft is John Glenn International Airport, Columbus, Ohio; provided, that such base may be changed upon notice from AEP to User.

    12. Subordination. The parties acknowledge that AEP’s possession of Aircraft used under this Agreement is pursuant to one or more lease agreements between AEP and the Party(ies) listed in Appendix A (“Lessors”) and that (A) any rights of User contained herein are and remain, subject and subordinate to the Lessor’s interest in and with respect to the Aircraft under the lease documents, (B) this Agreement shall not convey any lien on, or other property interest in or against the Aircraft used under this Agreement, and (C) User is not permitted any disposition of or to create any lien against the Aircraft.

13. Notices and Communications. All notices and other communications under this Agreement shall be in writing (except as permitted in Section 5) and shall be given (and shall be deemed to have been duly given upon receipt or refusal to accept receipt) by personal delivery, by facsimile, or by a reputable overnight courier service, addressed as follows:

If to AEP:         American Electric Power Service Corporation
            1 Riverside Plaza, 01
            Columbus, Ohio 43215
            Attn: Vice President, Chief Security Officer

If to User:        William J. Fehrman
            1 Riverside Plaza, 30
            Columbus, Ohio 43215

or to such other person or address as either party may from time to time designate in writing to the other party. Neither party shall object to the manner or timing of notice for any notice which was actually received by such party.

14. Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to its subject matter, and there are no representations, warranties, rights, obligations, liabilities, conditions, covenants, or agreements other than as expressly set forth herein.

15. Further Acts. AEP and User shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary (i) to carry out the intent and purpose of this Agreement, and (ii) to establish, maintain and protect the respective rights and remedies of the other party.

16. Successors and Assigns. Neither this Agreement nor any party's interest herein shall be assignable to any other party. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors.

17. Termination. Either party may terminate this Agreement for any reason upon prior written notice to the other, such termination to become effective thirty (30) days from the date of the notice; provided, that this Agreement may be terminated as a result of a breach by either party of its obligations under this Agreement on thirty (30) days' written notice by the non-breaching party to the breaching party; and provided further, that this Agreement may be terminated on such shorter notice as may be required to comply with applicable laws, regulations, the requirements of any financial institution with an interest in the Aircraft, insurance requirements, in the event the insurance to be provided hereunder is not in full force and effect, or the breaching party's acts or omissions violate the terms of such insurance. Notwithstanding any termination of this Agreement, User shall remain responsible for the costs and expenses incurred during the term.

18. Governing Law and Consent to Jurisdiction. This Agreement shall be construed under and the legal relations between the parties shall be governed by the laws of the State of Ohio. The parties hereby consent and agree to submit to the exclusive jurisdiction and venue of any state or federal court in the State of Ohio in any proceedings hereunder, and each hereby waives any objection to any such proceedings based on improper venue or forum non-conveniens or similar principles. The parties hereto hereby further consent and agree to the exercise of such personal jurisdiction over them by such courts with respect to any such proceedings, waive any objection to the assertion or exercise of such jurisdiction and consent to process being served in any such proceedings in the manner provided for the giving of notices hereunder.

19. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected or impaired.

20. Amendment or Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and is not intended to confer upon any person or entity any rights or remedies hereunder which are not expressly granted herein. This Agreement may be amended or modified only in writing duly executed by the parties hereto.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement, binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

22. TRUTH IN LEASING STATEMENT PURSUANT TO SECTION 91.23 OF THE FEDERAL AVIATION REGULATIONS:

(a) AEP CERTIFIES THAT THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT (OR SUCH SHORTER PERIOD AS AEP SHALL HAVE POSSESSED THE AIRCRAFT) IN ACCORDANCE WITH THE PROVISIONS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS, AND THAT ALL APPLICABLE REQUIREMENTS FOR THE AIRCRAFT'S MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN MET.

(B) AEP AGREES, CERTIFIES AND ACKNOWLEDGES, AS EVIDENCED BY ITS SIGNATURE HEREIN, THAT WHENEVER THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, AEP SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT, AND THAT AEP UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

            American Electric Power Service Corporation
            1 Riverside Plaza
            Columbus, Ohio  43215

            By: /s/ Joe Brenner
            Name:    Joe Brenner
            Title:     Vice President, Applications and Business Solutions

(C) THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE. USER UNDERSTANDS THAT A TRUE COPY OF THIS AGREEMENT WILL BE SENT BY AEP TO: FEDERAL AVIATION ADMINISTRATION, AIRCRAFT REGISTRATION BRANCH, ATTN. TECHNICAL SECTION (AVN-450), P.O. BOX 25724, OKLAHOMA CITY, OKLAHOMA 73125, WITHIN 24 HOURS AFTER ITS EXECUTION, AS REQUIRED BY FAR SECTION 91.23(c)(1). FURTHER, THE PARTIES ACKNOWLEDGE THAT NO OPERATIONS UNDER THIS TIME SHARING AGREEMENT SHALL BE PERMITTED UNTIL TIMELY NOTICE HAS BEEN DELIVERED OF THE FIRST FLIGHT HEREUNDER TO THE FLIGHT STANDARDS DISTRICT OFFICE TO THE POINT OF DEPARTURE AS REQUIRED BY FAR SECTION 91.23(c)(3).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Aircraft Time Sharing Agreement to be duly executed on the day and year first above written.

American Electric Power             USER:
Service Corporation                William J. Fehrman

By: /s/ Joe Brenner                By: /s/ William J. Fehrman
Name:     Joe Brenner
Title:     Vice President, Applications
and Business Solutions

A legible copy of this Agreement shall be kept in the Aircraft for all operations conducted hereunder as required by FAR Section 91.23(c)(2).

Appendix A

Listing of Aircraft

Note: The following list of Aircraft is effective as of the date below and may be modified from time to time as AEP aircraft are replaced. This list may be amended without formal amendment to the Agreement by the initial of a replacement Appendix A below.

Make	Model	Serial Number	Registration Number	Lessor
Bombardier Inc.	BD-100-1A10 (CL35) – Challenger 350	20850	N892AE	PNC Equipment Finance LLC
Bombardier Inc.	BD-100-1A10 (CL35) – Challenger 350	20859	N893AE	PNC Equipment Finance LLC
Bombardier Inc.	BD-100-1A10 (CL35) – Challenger 350	20861	N894AE	Peapack Capital Corporation

Date: ________________________

American Electric Power                 USER:
Service Corporation                    William J. Fehrman

Initialed: ______________________            Initialed: ________________________
Name:     Joe Brenner
Title:     Vice President, Applications
and Business Solutions